EXHIBIT 10.6

Execution Version

ASSIGNMENT AND AMENDMENT AGREEMENT dated September 30, 2011 (this “Assignment and Amendment Agreement”) entered into by and among Kansas City Southern de México, S.A. de C.V. (“KCSM”) and Nafta Rail, S.A. de C.V. (“Nafta” and together with KCSM, the “Pledgors” and each a “Pledgor”), Highstar Harbor Holdings México, S. de R.L. de C.V. (the “Company”), Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, in its capacity as Original Collateral Agent, acting on its own behalf and on behalf and for the benefit of the Secured Parties as original pledgee (hereinafter, the “Substituted Pledgee”), JPMorgan Chase Bank, N.A., as New Collateral Agent, acting on its own behalf and on behalf and for the benefit of the Secured Parties as new pledgee (hereinafter, together with its successors or assigns, the “Substitute Pledgee”, and together with the Pledgors, the Company and the Substituted Pledgee, the “Parties”) (capitalized terms used and not defined herein shall have the meanings ascribed to them in the Partnership Interest Pledge Agreement (as defined below)).

RECITALS

(a) WHEREAS, on August 30, 2010, KCSM, as borrower, entered into a Credit Agreement for the maximum principal amount of US$100,000,000.00 (one hundred million dollars 00/100, currency of the United States of America) (the “Existing Credit Agreement”), with various financial institutions and other persons from time to time parties thereto or that subsequently became parties thereto (including their successors and assigns) as lenders, The Bank of Nova Scotia, as administrative agent, the Substituted Pledgee, as Collateral Agent, and The Bank of Nova Scotia and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.

(b) WHEREAS, on August 30, 2010, the Substituted Pledgee, the Company and the Pledgors entered into a Partnership Interest Pledge Agreement (Contrato de Prenda sobre Partes Sociales (the “Partnership Interest Pledge Agreement”), under which the Pledgors granted a first priority lien in favor of the Substituted Pledgee in respect of the Collateral, to secure the due and punctual performance of the Obligations. A copy of the Partnership Interest Pledge Agreement (without exhibits) is attached hereto as Exhibit “A”.

(c) WHEREAS, on the date hereof, KCSM, as borrower, entered into an Amended and Restated Credit Agreement to amend and restate the Existing Credit Agreement in its entirety, including but not limited to, increase the maximum principal amount to US$200,000,000.00 (two hundred million dollars 00/100, currency of the United States of America) (the “Credit Agreement”), with various financial institutions and other persons from time to time parties thereto (including their successors and assigns) as lenders, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners, JPMorgan Securities LLC as Syndication Agent, BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer as joint bookrunner and co-

documentation agent and Bank of America N.A. as co-documentation agent. A copy of the Credit Agreement (without exhibits) is attached hereto as Exhibit “B”.

(d) WHEREAS, the Parties hereto are entering into this Assignment and Amendment Agreement in order for the Substituted Pledgee to assign its rights and obligations under the Partnership Interest Pledge Agreement in favor of the Substitute Pledgee and to amend certain terms and conditions of the Partnership Interest Pledge Agreement, resulting from the execution of the Credit Agreement.

REPRESENTATIONS

I.	Each of the Pledgors hereby represents and warrants that:

(a) KCSM and Nafta are each a corporation with variable capital (sociedad anónima de capital variable), duly organized and validly existing under the laws of the United Mexican States (“Mexico”), and is in compliance with its corporate and any other obligations under the laws of the jurisdiction of its organization.

(b) It has the corporate power and authority to enter into this Assignment and Amendment Agreement and has obtained all required corporate authorizations and approvals to perform its obligations in the terms provided hereunder.

(c) Its attorney-in-fact is duly authorized to enter into this Assignment and Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

(d) The execution and performance of this Assignment and Amendment Agreement and the granting of the pledge under the Partnership Interest Pledge Agreement do not violate its by-laws or any other documents or any law, regulation, judgment or order applicable to it or any contract, agreement, deed or other instrument to which it is a party or to which its rights and properties are subject or result in the creation or imposition of any lien, claim or rights of third parties upon or with respect to any such properties, other than the pledge under the Partnership Interest Pledge Agreement.

(e) It is the legal and beneficial owner, free of any lien, encumbrances or ownership limitations (except for the pledge and security interest created under the Partnership Interest Pledge Agreement) of the Collateral.

(f) It is willing to enter into this Assignment and Amendment Agreement in order to acknowledge the assignment of the Substituted Pledgee’s rights and obligations to the Substitute Pledgee and to maintain a first priority pledge in the Collateral, in favor of the Substitute Pledgee, in its capacity as Collateral Agent, acting on behalf and for the benefit of the Secured Parties and to secure the Obligations.

(g) Other than as described herein, the execution of this Assignment and Amendment Agreement does not affect the first priority security interest in the Collateral granted under the Partnership Interest Pledge Agreement to secure the due and prompt satisfaction of any and all of the Obligations and all the necessary actions to perfect and protect such security interest have been taken.

(h) Except as expressly stated herein, no consent of any other person and no authorization, permit, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the Pledgors to execute this Assignment and Amendment Agreement and to maintain the pledge by the Pledgors of the Collateral pursuant to the Partnership Interest Pledge Agreement or for the execution or performance of this Assignment and Amendment Agreement by the Pledgors, (ii) for the perfection or maintenance of the pledge on the Collateral created under the Partnership Interest Pledge Agreement (including the first priority nature of such pledge) or (iii) to exercise the remedies in respect of the Collateral pursuant to the Partnership Interest Pledge Agreement.

(i) By executing this Assignment and Amendment Agreement, it expressly recognizes the existence of the Secured Parties and the legal capacity of the Substituted Pledgee and of the Substitute Pledgee to act as Collateral Agent on behalf and for the benefit of Secured Parties in the execution of this Assignment and Amendment Agreement and under the Partnership Interest Pledge Agreement, and the legal capacity and authority of its respective representatives to execute this Assignment and Amendment Agreement.

II.	The Substitute Pledgee hereby represents and warrants that:

(a) It is a national association legally organized and validly existing under the laws of the United States of America, acting on behalf and for the benefit of the Secured Parties, as Collateral Agent pursuant to the terms of the Credit Agreement.

(b) Its representative is duly authorized to enter into this Assignment and Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

III.	The Substituted Pledgee hereby represents and warrants that:

(a) It is a bank (institución de banca múltiple) legally organized and validly existing under the laws of Mexico.

(b) Its representative is duly authorized to enter into this Assignment and Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

IV.	The Company hereby represents and warrants that:

(a) It is a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable), duly organized and validly existing under the laws of Mexico and is in compliance with its corporate and any other obligations under the laws of the jurisdiction of its organization.

(b) It has the corporate power and authority to enter into this Assignment and Amendment Agreement and has obtained all required corporate authorizations and approvals to perform its obligations in the terms provided hereunder.

(c) Its attorney-in-fact is duly authorized to enter into this Assignment and Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

(d) The execution and performance of this Assignment and Amendment Agreement and the granting of the pledge under the Partnership Interest Pledge Agreement do not violate its by-laws or any other documents or any law, regulation, judgment or order applicable to it or any contract, agreement, deed or other instrument to which it is a party or to which its rights and properties are subject or result in the creation or imposition of any lien, claim or rights of third parties upon or with respect to any such properties.

(e) It is willing to enter into this Assignment and Amendment Agreement in order to acknowledge the assignment of the Substituted Pledgee’s rights and obligations to the Substitute Pledgee and to maintain a first priority pledge in the Collateral, in favor of the Substitute Pledgee, in its capacity as Collateral Agent, acting on behalf and for the benefit of the Secured Parties and to secure the Obligations.

(f) Other than as described herein, the execution of this Assignment and Amendment Agreement does not affect the first priority security interest in the Collateral granted under the Partnership Interest Pledge Agreement to secure the due and prompt satisfaction of any and all of the Obligations and all the necessary actions to perfect and protect such security interest have been taken.

(g) Except as expressly provided herein, no consent of any other person and no authorization, permit, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the Pledgors to execute this Assignment and Amendment Agreement and to maintain the pledge by the Pledgors of the Collateral pursuant to the Partnership Interest Pledge Agreement or for the execution or performance of this Assignment and Amendment Agreement by the Pledgors, (ii) for the perfection or maintenance of the pledge on the Collateral created under the Partnership Interest Pledge Agreement (including the first priority nature of such pledge) or (iii) to exercise the remedies in respect of the Collateral pursuant to the Partnership Interest Pledge Agreement.

(h) By executing this Assignment and Amendment Agreement, it expressly recognizes the existence of the Secured Parties and the legal capacity of the Substituted Pledgee and of the Substitute Pledgee to act as Collateral Agent on behalf and for the benefit of Secured Parties in the execution of this Assignment and Amendment Agreement and under the

Partnership Interest Pledge Agreement, and the legal capacity and authority of its respective representatives to execute this Assignment and Amendment Agreement.

NOW, THEREFORE the Parties have agreed to the following:

CLAUSES

FIRST. Assignment of the Substituted Pledgee’s Rights and Obligations in favor of the Substitute Pledgee.

(a) The Substituted Pledgee hereby assigns and transfers all its rights and obligations under the Partnership Interest Pledge Agreement to the Substitute Pledgee, and the Substitute Pledgee hereby accepts such assignment and transfer. As a consequence of the assignment herein, the Substitute Pledgee will act herefrom as Pledgee under the Partnership Interest Pledge Agreement.

(b) In view of the foregoing, the Parties hereby agree that from the date of execution of this Assignment and Amendment Agreement (i) each reference to the “Pledgee” under the Partnership Interest Pledge Agreement, shall mean a reference to the Substitute Pledgee; (ii) each reference in the Partnership Interest Pledge Agreement to “this Agreement”, “hereunder”, “hereof” or similar words referring to the Partnership Interest Pledge Agreement, shall mean and be a reference to the Partnership Interest Pledge Agreement, as amended by this Assignment and Amendment Agreement and (iii) each reference to the “Credit Agreement” under the Partnership Interest Pledge Agreement, shall mean and be a reference to the Credit Agreement, as defined herein.

(c) Each of the Pledgors hereby agrees and acknowledges that the Substitute Pledgee in its capacity as Pledgee under the Partnership Interest Pledge Agreement, shall have no liability or responsibility whatsoever for any event, circumstance, act or omission by any party, prior to the date hereof and the Substituted Pledgee shall have no liability or responsibility whatsoever for any event, circumstance, act or omission by any party after the date hereof.

(d) Each of the Pledgors grants the Substituted Pledgee the fullest release available under applicable law with respect to the acts of the Substituted Pledgee, in its capacity as pledgee under the Partnership Interest Pledge Agreement, and waives any right or claim it may have resulting from such actions against the Substituted Pledgee, and expressly releases the Substituted Pledgee of any and all liabilities therefrom, except in the case of negligence, bad faith or willful misconduct of the Substituted Pledgee. Furthermore, the Pledgors agree to indemnify and hold harmless the Substituted Pledgee with respect to any actions, losses, liabilities, damages, claims or direct costs and expenses, prior to the date hereof, in terms of Clause Ninth of the Partnership Interest Pledge Agreement.

SECOND. Registration and Voting Rights.

(a) As required under Article 334 Section II of the LGTOC, the Pledgors:

(1) on the date hereof, execute and formalize this Assignment and Amendment Agreement before a Mexican notary public;

(2) deliver to the Substitute Pledgee, a copy of the entry in the partners’ registry book (libro especial de los socios) of the Company, containing a notation duly certified by the Secretary of the Board of Managers of the Company and a notary public stating that the Collateral has been pledged in favor of the Substitute Pledgee hereunder;

(3) shall file this Assignment and Amendment Agreement for registration with (i) the Public Registry of Property and Commerce of the Pledgor’s domicile and (ii) the Registry of Guaranties on Movable Assets, within fifteen (15) calendar days following the date hereof (with such extensions as the Substitute Pledgee may grant in its sole discretion); and

(4) shall obtain and deliver to the Substitute Pledgee written confirmation, in terms satisfactory to the Substitute Pledgee, of the registration of this Assignment and Amendment Agreement with (i) the Registry of Guaranties on Movable Assets, within twenty (20) Business Days from the date of its filing before such registry (with such extensions as the Substitute Pledgee may grant in its discretion), and (ii) the Public Registry of Property and Commerce, within one hundred and twenty (120) calendar days from the date of its filing before such registry (with such extensions as the Substitute Pledgee may grant in its sole discretion).

(b) The Pledgors shall pay any registration fees, taxes, notary public fees and any related fees, costs and expenses incurred in connection with the formalization and registration of this Assignment and Amendment Agreement as aforesaid. The Substitute Pledgee and the Substituted Pledgee shall in no event be liable for any of such fees, taxes costs or expenses. The rejection or delay by any registry of the registration of this Assignment and Amendment Agreement shall in no way affect the obligations of the Pledgors under this Clause.

(c) Each Pledgor grants to the Substitute Pledgee, an irrevocable power-of-attorney in terms of Article 2596 of the Federal Civil Code and its correlatives for the other States of Mexico and the Federal District, in order to allow the Substitute Pledgee to exercise the voting rights over the Pledged Partnership Interests described in Clause Third of the Partnership Interest Pledge Agreement in the terms provided in Exhibit B to the Partnership Interest Pledge Agreement, which original notarized power-of-attorney is delivered to the Substitute Pledgee on the date hereof. The granting of such power of attorney shall be noted in the partners’ registry book (libro especial de los socios) of the Company.

THIRD. Delivery of Documents.

(a) As a consequence of the assignment of the Substituted Pledgee’s rights and obligations in favor of the Substitute Pledgee, the Substituted Pledgee hereby delivers to the Pledgors

(1) the original notarized copy of the entry in the partners’ registry book (libro especial de los socios) of the Company, containing the notation duly certified by the Secretary of the Board of Managers of the Company and a notary public stating that the Collateral was pledged in favor of the Substituted Pledgee; and

(2) the original of the first original copy (primer testimonio) of the public deed containing the power of attorney granted by the Pledgors in favor of the Substituted Pledgee to exercise the voting rights with respect to the Pledged Partnership Interests.

(b) The Substituted Pledgee hereby delivers to the Substitute Pledgee, the original of the first original copy (primer testimonio) of the public deed containing the Partnership Interest Pledge Agreement duly registered at the Public Registry of Property and Commerce and the Registry of Guaranties on Movable Assets.

(c) The Parties further agree to execute any and all documents reasonably required to carry out the registrations described in Clause Second herein, including but not limited, the execution by the Substituted Pledgee and the Substitute Pledgee of the documents reasonably required for the registration of this Assignment and Amendment Agreement as described in Clause Second.

FOURTH. Ratification of the Terms of the Partnership Interest Pledge Agreement.

The Parties agree and confirm that the only amendments to the Partnership Interest Pledge Agreement are those set forth in this Assignment and Amendment Agreement. The Pledgors and the Substitute Pledgee hereby confirm and ratify all of the terms and conditions of the Partnership Interest Pledge Agreement which are, and continue to be, in full force and effect.

FIFTH. No Novation.

The execution of this Assignment and Amendment Agreement shall not constitute (i) a novation (novación) of the obligations of the Pledgors and the Substitute Pledgee under the Partnership Interest Pledge Agreement or (ii) a novation (novación), modification or payment of the Obligations.

SIXTH. Notices.

(a) All notices and other communications related to this Agreement, shall be in writing, in the English and Spanish languages, and shall be delivered or sent to the domiciles or facsimile numbers set forth below, or in any other domicile or facsimile number designated by each party or its representatives by written notice to the other party. Such notices and communications shall be delivered or sent (i) by hand, (ii) by courier, or (iii) by facsimile. The parties for such effects designate the following domiciles:

The Pledgors and the Company:

Montes Urales No. 625

Col. Lomas de Chapultepec

11000, México D.F.

Facsimile: (5255) 9178 5600 ext. 22179

Telephone: (5255) 9178 5647

Attention: Legal Department (Departamento Jurídico)

The Substituted Pledgee:

Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat

Blvd. Manuel Ávila Camacho No. 1, 2nd floor

Col. Lomas de Chapultepec, P.C. 11009

México, D.F.

Telephone: 5255 52292369

Facsimile: 5255 52292010

Attention: Marcela Castillo Nogueron

Email: mcastillon@scotiabank.com.mx

cc: The Bank of Nova Scotia

720 King Street West, 2nd Floor Toronto, Ontario Canada M5V2T3

GWS-Agency & U.K. Loan Operations

Telephone: 416 6494006

Facsimile: 416 3505701

Attention: Russell Tan

Email: russell_tan@scotiacapital.com

The Substitute Pledgee:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

1111 Fannin, Floor 10

Houston, Texas 77002

Telephone: (713) 750 1882 / (713) 427 6530

Facsimile: (713) 750 2938

Attention: Colton Rainey/Jide Williams

cc: JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 270-5100

Attention: Matthew Massie

(b) Any Party may change its domicile to receive notices pursuant to this Assignment and Agreement by giving written notice not less than five (5) Business Days prior to the date on which such change shall become effective in accordance with the provisions of this Clause.

(c) Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter; provided that, as long as it is authorized by applicable law, the impossibility of delivering notices due to changes in the addresses that have not been notified to the other Party hereto, or the refusal of any party to accept any notice, shall be considered received on the date of such delivery to the prior address or refusal to accept a notice.

SEVENTH. Governing Law and Jurisdiction.

This Assignment and Amendment Agreement shall be governed by and construed in accordance with the federal laws of Mexico. For the interpretation, construction, performance and enforcement of this Assignment and Amendment Agreement, the Parties irrevocably submit to the jurisdiction of the federal courts located in the Federal District, and waive any right to any jurisdiction to which they may be entitled by reason of their respective present or future domicile.

[signature pages follow]

IN WITNESS WHEREOF, the Parties execute this Assignment and Amendment Agreement as of the date first above written.

PLEDGOR KANSAS CITY SOUTHERN DE MÉXICO, S.A. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact
PLEDGOR NAFTA RAIL, S.A. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact
COMPANY HIGHSTAR HARBOR HOLDINGS MÉXICO, S. DE R.L. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact

THE SUBSTITUTED PLEDGEE

SCOTIABANK INVERLAT, S.A., INSTITUCIÓN DE

BANCA MÚLTIPLE, GRUPO FINANCIERO

SCOTIABANK INVERLAT,

as former collateral agent, acting on its own behalf and

on behalf and for the benefit of the Secured Parties

/s/ Oscar Pedro Alvarado Estevez

BY: Oscar Pedro Alvarado Estevez

TITLE: Attorney-in-Fact

/s/ Edgar Luises Castro

BY: Edgar Luises Castro

TITLE: Attorney-in-Fact

THE SUBSTITUTE PLEDGEE

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent, acting on its own behalf and

on behalf and for the benefit of the Secured Parties

/s/ Eduardo Gras Gómez Palacio

BY: Eduardo Gras Gómez Palacio

TITLE: Attorney-in-Fact

Exhibit “A”

Partnership Interest Pledge Agreement (without exhibits)

Exhibit “B”

Credit Agreement